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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Offering Circular - Prospectus constituting part of this Registration Statement on Form S-4 of Viacom International Inc. of our reports dated September 11, 1995 relating to the financial statements and schedule of VII Cable, which appear in such Offering Circular - Prospectus.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP


150 Almaden Boulevard
San Jose, CA 95113
November 17, 1995